UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2024
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On March 11, 2024, Vail Resorts, Inc. issued a press release announcing its results for the three and six months ended January 31, 2024. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2024, the Board of Directors (the “Board”) of Vail Resorts, Inc. (the “Company”), based on the recommendation of the Nominating and Governance Committee of the Board, appointed Reginald Chambers as a director of the Company, to serve until his successor is elected and qualified or until his earlier resignation or removal. To appoint Mr. Chambers, the Board increased the size of the Board from eleven to twelve members. Mr. Chambers was also appointed to serve on the Audit Committee of the Board on March 11, 2024.

Mr. Chambers, age 48, has served as Executive Vice President and the Chief Transformation Officer at the Teachers Insurance and Annuity Association of America (“TIAA”) since September 2023. TIAA is a financial services organization and private provider of financial retirement services in the academic, research, medical, cultural, and governmental fields. From May 2017 to September 2023, he held various senior executive roles at JPMorgan Chase & Co., a financial holding company that offers consumer and commercial banking, investment banking, financial transaction processing, and asset management solutions, including having been Head of Investor Relations for the firm and serving most recently as Chief Financial Officer and Head of Strategy for Commercial Banking. Previously, Mr. Chambers served in the Strategy and Corporate Finance practice at McKinsey & Company, a global management consulting firm (2013 – 2017); as White House Fellow at the White House National Economic Council (2011 – 2012); as an investor with 3i Group plc, a multinational private equity and venture capital firm based in London, United Kingdom (2008 – 2011); as Vice President in the Global Energy Group of the Investment Banking Division of Citigroup Inc., a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers (2006 – 2008); and as a corporate lawyer with Uria Menendez Abogados, S.L.P., an international Spanish law firm (2001 – 2002), and then with Simpson Thacher & Bartlett LLP, an international law firm headquartered in New York City, (2002 – 2006). Mr. Chambers received a J.D. from Harvard Law School and an A.B. in Political Science, Spanish, and Markets & Management from Duke University.

There are no arrangements or understandings between Mr. Chambers and the Company or any other person pursuant to which he was appointed to the Board. There are no related party transactions between the Company and Mr. Chambers that would require disclosure under Item 404(a) of Regulation S-K. As a non-employee director, Mr. Chambers will participate in the Company’s standard compensation arrangements for non-employee directors.

A copy of the press release announcing the appointment of Mr. Chambers to the Board is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 11, 2024, announcing fiscal 2024 second quarter results.
99.2	Press Release, dated March 11, 2024, announcing the appointment of Mr. Chambers to the Board.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: March 11, 2024	By:	/s/ Angela A. Korch
Angela A. Korch
Executive Vice President and Chief Financial Officer